EXHIBIT 32.2
CERTIFICATION OF THE PRINCIPAL FINANCIAL OFFICER PURSUANT TO RULE 13a-14(b) OF THE EXCHANGE ACT AND 18 U.S.C. SECTION 1350
In connection with the Quarterly Report on Form 10-Q of Curis, Inc. (the “Company”) for the period ended June 30, 2019 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned, James E. Dentzer, President, Chief Executive Officer and Principal Financial Officer of the Company, hereby certifies, pursuant to 18 U.S.C. Section 1350, that:
(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date:	August 9, 2019	/S/ JAMES E. DENTZER
James E. Dentzer
President and Chief Executive Officer
(Principal Financial Officer)